Year Ended October 31, 2005

John Hancock Investment Trust III
-  John Hancock Mid Cap Growth Fund
Series - 4
NAV per share - Class C  $8.73
NAV per share - Class I  $9.91

-  John Hancock International Fund
Series - 5
NAV per share - Class C  $7.32
NAV per share - Class I  $8.19

-  John Hancock Greater China Opportunities Fund
Series - 6
NAV per share - Class C  $10.21
NAV per share - Class I  $10.26